Report of Independent Registered Public
Accounting
Firm

To the Shareholders and Board of Trustees of
IVA Fiduciary Trust:

In planning and performing our audits of the financial statements of IVA Worldwide Fund and
IVA International Fund (two of the Funds comprising IVA Fiduciary Trust)
(collectively, the
"Funds") as of and for the year ended
September 30,
2011, in accordance with the standards of the Public
Company Accounting Oversight Board (United
States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, but
not for the purpose of expressing an
opinion on the
effectiveness of the Funds' internal
control over
financial reporting.  Accordingly, we
express no
such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control
over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial
reporting exists when the design or
operation of a
control does not allow management or
employees, in
the normal course of performing their
assigned
functions, to prevent or detect
misstatements on a
timely basis. A material weakness is a
deficiency, or
a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company
Accounting Oversight Board (United
States).

However, we noted no deficiencies in the
Funds'
internal control over financial reporting
and its
operation, including controls over
safeguarding
securities that we consider to be a
material weakness
as defined above as of September 30, 2011.
..

This report is intended solely for the
information
and use of management and the Board of
Trustees of
IVA Fiduciary Trust and the Securities and
Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


Ernst & Young LLP





Boston, Massachusetts
November 17, 2011